Exhibit 7 to Form T-1


                                    Bank Call Notice

                               RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              The Chase Manhattan Bank
                   of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                at the close of business September 30, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                      DOLLAR AMOUNTS
   ASSETS                                                             IN MILLIONS

Cash and balances due from depository institutions:
         Noninterest-bearing balances and
         currency and coin ........................................     $11,760
         Interest-bearing balances.................................       4,343
Securities:........................................................
Held to maturity securities........................................       2,704
Available for sale securities......................................      37,885
Federal funds sold and securities purchased under
         agreements to resell .....................................      27,358
Loans and lease financing receivables:
         Loans and leases, net of unearned income       $127,370
         Less: Allowance for loan and lease losses         2,760
         Less: Allocated transfer risk reserve .........      13
                                                        ________
         Loans and leases, net of unearned income,
         allowance, and reserve ...................................    124,597
Trading Assets ....................................................     64,630
Premises and fixed assets (including capitalized
         leases)...................................................      2,925
Other real estate owned............................................        286
Investments in unconsolidated subsidiaries and
         associated companies......................................        232
Customers' liability to this bank on acceptances
         outstanding...............................................      2,212
Intangible assets..................................................      1,480
Other assets.......................................................     11,117
                                                                      ________
TOTAL ASSETS.......................................................   $291,529
                                                                      ========


                                                   - 4 -


                                               LIABILITIES


Deposits
         In domestic offices......................................     $86,574
         Noninterest-bearing..............................$31,818
         Interest-bearing..................................54,756
                                                           ______
         In foreign offices, Edge and Agreement subsidiaries,
         and IBF's................................................      69,887
         Noninterest-bearing .............................$ 3,777
Interest-bearing.......................................... 66,110

Federal funds purchased and securities sold under agree-
ments to repurchase..............................................       45,307
Demand notes issued to the U.S. Treasury.........................          161
Trading liabilities..............................................       47,406

Other borrowed money (includes mortgage indebtedness
         and obligations under capitalized leases):
         With a remaining maturity of one year or less ..........        4,578
         With a remaining maturity of more than one year.
                 through three years.............................          261
         With a remaining maturity of more than three Years......          131
Bank's liability on acceptances executed and outstanding                 2,212
Subordinated notes and debentures................................        5,715
Other liabilities................................................       12,355

TOTAL LIABILITIES................................................      274,587
                                                                       _______
                                            EQUITY CAPITAL

Perpetual preferred stock and related surplus                                0
Common stock.....................................................        1,211
Surplus  (exclude all surplus related to preferred stock)........       10,294
Undivided profits and capital reserves...........................        5,414
Net unrealized holding gains (losses)
on available-for-sale securities.................................            7
Cumulative foreign currency translation adjustments .............           16

TOTAL EQUITY CAPITAL ............................................       16,942
                                                                        ______
TOTAL LIABILITIES AND EQUITY CAPITAL..................................$291,529
                                                                    ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                           WALTER V. SHIPLEY      )
                         THOMAS G. LABRECQUE      ) DIRECTORS
                    WILLIAM B. HARRISON, JR.      )
                                                     -5-